ITEM 77L Change in Accounting Principles and Practices

As required, effective January 1, 2001, Stein Roe Variable Investment Trust, has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and began amortizing and accreting all premiums and discounts on debt securities as required for adherence to generally accepted accounting principles. The financial statements and notes to financial statements have been adjusted accordingly for Stein Roe Balanced Fund and Liberty Federal Securities Fund, which were materially impacted by this change.


EX.77C- Matters submitted to a vote of security holders

(a) On April 5, 2001, a Special Meetings of Shareholders of the Stein Roe Balanced Fund, Variable Series was held to approve the following items, all as described in the Proxy Statement for the Meeting. On January 31, 2000 the record date for the Meeting, the Fund had 23,946,533.261 outstanding shares of beneficial interest. The votes cast at the Meetings were as follows:

(b) To elect eleven Trustees of the Fund for the term referenced in the proxy statement:
                                  For                              Withheld
Douglas Hacker               23,515,106.010                      425,076.981
Janet Langford Kelly         23,475,606.434                      464,576.557
Richard W. Lowry             23,508,092.605                      432,090.386
Salvatore Macera             23,499,198.212                      440,984.779
William E. Mayer             23,514,581.706                      425,601.285
Charles R. Nelson            23,476,308.081                      463,874.910
John J. Neuhauser            23,478,317.082                      461,865.909
Joseph R. Palombo            23,499,635.087                      440,547.904
Thomas E. Stitzel            23,456,529.390                      483,653.601
Thomas C. Theobald           23,520,987.900                      419,195.091
Anne-Lee Verville            23,481,016.339                      459,166.652

 (c)(1) To approve a sub-advisory agreement with Nordea Securities, Inc.

      For:        21,126,514.227  shares of beneficial interest being a majority of the shares represented at the Meeting
      Against:       606,347.316  shares of beneficial interest
      Abstain:     2,207,321.447  shares of beneficial interest

(c)2 To approve reclassification of the fundamental investment restriction prohibiting the purchase of securities on margin as non-fundamental.

      For:         20,118,347.424 shares of beneficial interest being a majority of the shares represented at the Meeting
      Against:      1,531,341.180  shares of beneficial interest
      Abstain:      2,290,494.383  shares of beneficial interest

(c)3To approve modification of the fundamental investment restriction relating to borrowing.

      For:         20,321,808.758 shares of beneficial interest being a majority of the shares represented at the Meeting
      Against:      1,075,454.255 shares of beneficial interest
      Abstain:      2,542,919.973 shares of beneficial interest

(d) not applicable

(proxy statement incorporated herein by reference to Accession number 0000021832-01-000112)

EX.77C- Matters submitted to a vote of security holders cont'd

(a) On April 5, 2001, a Special Meetings of Shareholders of the Stein Roe Small Company Growth Fund, Variable Series, was held to approve the following items, all as described in the Proxy Statement for the Meeting. On January 31, 2000 the record date for the Meeting, the Fund had 5,686,556.082 outstanding shares of beneficial interest. The votes cast at the Meetings were as follows:

(b) To elect eleven Trustees of the Fund for the term referenced in the proxy statement:
                                For                                 Withheld
Douglas Hacker              5,419,615.825                         183,854.875
Janet Langford Kelly        5,415,990.659                         187,480.041
Richard W. Lowry            5,419,615.825                         183,854.875
Salvatore Macera            5,419,615.825                         183,854.875
William E. Mayer            5,419,615.825                         183,854.875
Charles R. Nelson           5,419,615.825                         183,854.875
John J. Neuhauser           5,416,837.920                         186,632.780
Joseph R. Palombo           5,416,837.920                         186,632.780
Thomas E. Stitzel           5,416,837.920                         186,632.780
Thomas C. Theobald          5,419,615.825                         183,854.875
Anne-Lee Verville           5,416,837.920                         186,632.780


(c)1 To approve reclassification of the fundamental investment restriction prohibiting the purchase of securities on margin as non-fundamental.

      For:      4,778,684.985 shares of beneficial interest being a majority of the shares represented at the Meeting
      Against:    541,970.474 shares of beneficial interest
      Abstain:    282,815.241 shares of beneficial interest

(c)2 To approve modification of the fundamental investment restriction relating to borrowing.

      For:        4,749,484.046  shares of beneficial interest being a majority of the shares represented at the Meeting
      Against:      417,974.407  shares of beneficial interest
      Abstain:      436,012.246  shares of beneficial interest

(d) not applicable

(proxy statement incorporated herein by reference to Accession number 0000021832-01-000112)

EX.77C- Matters submitted to a vote of security holders cont'd

(a) On April 5, 2001, a Special Meetings of Shareholders of the Stein Roe Growth Stock Fund, Variable Series, was held to approve the following items, all as described in the Proxy Statement for the Meeting. On January 31, 2000 the record date for the Meeting, the Fund had 8,877,226.091 outstanding shares of beneficial interest. The votes cast at the Meetings were as follows:

(b) To elect eleven Trustees of the Fund for the term referenced in the proxy statement:
                                 For                               Withheld
Douglas Hacker              8,674,654.138                        202,540.235
Janet Langford Kelly        8,653,480.253                        223,714.120
Richard W. Lowry            8,629,377.694                        247,816.679
Salvatore Macera            8,637,117.847                        240,076.526
William E. Mayer            8,677,276.705                        199,917.668
Charles R. Nelson           8,674,654.138                        202,540.235
John J. Neuhauser           8,671,288.229                        205,906.144
Joseph R. Palombo           8,628,873.675                        248,320.698
Thomas E. Stitzel           8,677,012.460                        200,181.913
Thomas C. Theobald          8,674,389.893                        202,804.480
Anne-Lee Verville           8,656,879.659                        220,314.714

(c)1 To approve reclassification of the fundamental investment restriction prohibiting the purchase of securities on margin as non-fundamental.


      For:      7,213,842.479    shares of beneficial interest being a majority
                                 of the shares represented at the Meeting
      Against:    830,343.417    shares of beneficial interest
      Abstain:    833,008.469    shares of beneficial interest

To approve modification of the fundamental investment restriction relating to borrowing.

      For:      7,381,423.329    shares of beneficial interest being a majority
                                 of the shares represented at the Meeting
      Against:    626,593.902    shares of beneficial interest
      Abstain:    869,177.134    shares of beneficial interest

(d) not applicable

(proxy statement incorporated herein by reference to Accession number 0000021832-01-000112)

EX.77C- Matters submitted to a vote of security holders cont'd

(a) On April 5, 2001, a Special Meetings of Shareholders of the Liberty Federal Securities Fund, Variable Series (formerly Stein Roe Mortgage Securities Fund Variable Series),, was held to approve the following items, all as described in the Proxy Statement for the Meeting. On January 31, 2000 the record date for the Meeting, the Fund had 10,671,379.458 outstanding shares of beneficial interest. The votes cast at the Meetings were as follows:

(b) To elect eleven Trustees of the Fund for the term referenced in the proxy statement:
                               For                                 Withheld
Douglas Hacker           10,389,198.842                          282,077.372
Janet Langford Kelly     10,377,421.141                          293,855.073
Richard W. Lowry         10,384,802.619                          286,473.595
Salvatore Macera         10,383,653.094                          287,623.120
William E. Mayer         10,384,802.619                          286,473.595
Charles R. Nelson        10,395,520.987                          275,755.227
John J. Neuhauser        10,391,175.111                          280,101.103
Joseph R. Palombo        10,394,371.462                          276,904.752
Thomas E. Stitzel        10,384,802.619                          286,473.595
Thomas C. Theobald       10,395,520.987                          275,755.227
Anne-Lee Verville        10,379,625.636                          291,650.578


(c)1 To approve reclassification of the fundamental investment restriction prohibiting the purchase of securities on margin as non-fundamental.

      For:        9,169,076.970  shares of beneficial interest being a majority of the shares represented at the Meeting
      Against:      839,925.895  shares of beneficial interest
      Abstain:      662,273.350  shares of beneficial interest

(c)2 To approve modification of the fundamental investment restriction relating to borrowing.

      For:        9,391,102.838  shares of beneficial interest being a majority of the shares represented at the Meeting
      Against:      531,707.131  shares of beneficial interest
      Abstain:      748,466.245  shares of beneficial interest

(d) not applicable

(proxy statement incorporated herein by reference to Accession number 0000021832-01-000112)

EX.77C- Matters submitted to a vote of security holders cont'd

(a) On April 5, 2001, a Special Meetings of Shareholders of the Stein Roe Money Market Fund, Variable Series, was held to approve the following items, all as described in the Proxy Statement for the Meeting. On January 31, 2000 the record date for the Meeting, the Fund had 204,792,998.829 outstanding shares of beneficial interest. The votes cast at the Meetings were as follows:

(b) To elect eleven Trustees of the Fund for the term referenced in the proxy statement:
                               For                               Withheld
Douglas Hacker            202,053,940.006                      2,461,428.902
Janet Langford Kelly      202,083,028.119                      2,432,340.789
Richard W. Lowry          202,144,720.439                      2,370,648.469
Salvatore Macera          201,898,882.068                      2,616,486.840
William E. Mayer          201,898,882.068                      2,616,486.840
Charles R. Nelson         202,278,606.975                      2,236,761.933
John J. Neuhauser         202,278,606.975                      2,236,761.933
Joseph R. Palombo         202,139,533.299                      2,375,835.609
Thomas E. Stitzel         202,144,720.439                      2,370,648.469
Thomas C. Theobald        202,139,533.299                      2,375,835.609
Anne-Lee Verville         201,976,263.425                      2,539,105.483


(c)1 To approve reclassification of the fundamental investment restriction prohibiting the purchase of securities on margin as non-fundamental.

      For:      171,630,067.861  shares of beneficial interest being a majority of the shares represented at the Meeting
      Against:   12,730,373.717  shares of beneficial interest
      Abstain:   20,154,927.330  shares of beneficial interest

(c)2To approve modification of the fundamental investment restriction relating to borrowing.

      For:     171,809,513.715   shares of beneficial interest being a majority
                                 of the shares represented at the Meeting
      Against:   8,426,891.924   shares of beneficial interest
      Abstain:  24,278,963.269   shares of beneficial interest

(d) not applicable

(proxy statement incorporated herein by reference to Accession number 0000021832-01-000112)


77Q1(A)- Exhibits - Amended By-Laws

                              C E R T I F I C A T E

                  I, Kevin S. Jacobs, hereby certify that I am the duly and acting Assistant Secretary of SteinRoe Variable Investment Trust, a Massachusetts trust (the "Trust") and that the following is a true and correct copy of a certain resolution duly adopted by the Board of Trustees of the Trust at a meeting duly convened and held on June 20, 2001 in accordance with the By-Laws:

                  RESOLVED, that Section 4.08 of the By-Laws is amended and restated as follows:

                  Powers and Duties of the Treasurer, Controller and Chief Accounting Officer. The Treasurer shall be the principal financial officer of the Trust, and, in the absence of a Controller of the Trust serving as the principal accounting officer, shall be the principal accounting officer of the Trust. He shall deliver all funds of the Trust which may come into his hands to such Custodian as the Trustees may employ pursuant to Article V of these By-Laws. He shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of Treasurer and such to his duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

                   The Controller shall be the officer of the Trust primarily responsible for ensuring all expenditures of the Trust are reasonable and appropriate. The Controller shall be responsible for oversight and maintenance of liquidity and leverage facilities available to the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the President.

                  The Chief Accounting Officer of the Trust shall be in charge of its books and accounting records. The Chief Accounting Officer shall be responsible for preparation of financial statements of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the President.

                  Any Assistant Controller may perform such duties of the Controller as the Controller or the Board of Trustees may assign, of the Controller.


                  IN WITNESS WHEREOF, I have hereunto set my hand this 10th day of July, 2001.

                  ------------------------------------
                  Assistant Secretary



77Q1(B)- Exhibits - Amended Fund Advisory Agreement


                             AMENDMENT NO. 1 TO THE
                             FUND ADVISORY AGREEMENT


Effective July 1, 2001, Section 5. of the Fund Advisory Agreement dated as of May 1, 1993, between STEINROE VARIABLE INVESTMENT TRUST (Trust) with respect to STEIN ROE GROWTH STOCK FUND, VARIABLE SERIES (Fund) and STEIN ROE & FARNHAM INCORPORATED (Manager) is hereby amended on behalf of the Fund as follows:

5. Investment Advisory Fee. For the services to be rendered by the Investment Adviser hereunder, the Trust, for the benefit of the Fund, shall pay the Investment Adviser out of Fund assets an annual fee at the rate of 0.50% of the first $1 billion of the net asset value of the Fund and 0.45% of such net asset value in excess of $1 billion of the Fund. The fee shall be accrued for each calendar day and the sum of the daily fee accruals shall be paid monthly on or before the tenth day of the following calendar month. The daily accruals of the fee will be computed by multiplying the annual rate referred to above by the fraction the numerator of which is one and the denominator of which is the number of calendar days in the year, and multiplying such product by the net asset value of the Fund as determined in accordance with the Fund's prospectus as of the previous business day on which the Fund was open for business. The foregoing fee shall be prorated for any month during which this Agreement is in effect for only a portion of the month.

STEIN ROE VARIABLE INVESTMENT TRUST on behalf of
STEIN ROE GROWTH STOCK FUND, VARIABLE SERIES




By:  _____________________________
        Name:   William J. Ballou
        Title:  Secretary


STEIN ROE & FARNHAM INCORPORATED




By:  _____________________________
        Name:   William J. Ballou
        Title:  Assistant Secretary